LEASE EXTENSION AGREEMENT

         THIS AGREEMENT MADE AND ENTERED INTO AS OF THE 3RD DAY OF JULY BY AND BETWEEN SEAFO, INC., A DELAWARE CORPORATION ("LANDLORD") AND NATIONAL SECURITIES CORPORATION, A WASHINGTON CORPORATION ("Tenant").

                                   WITNESSETH

A. Landlord or its predecessor in interest, and tenant or its predecessor in interest, have heretofore entered into that certain lease dated January 31, 1989, for Premises (the "Premises") as described as suite(s) or room(s) 2200, initially containing approximately 23,391 square feet in the building (the "Property") known as 1001 Fourth avenue plaza, located at 1001 Fourth avenue, Seattle, Washington 98154 which lease has heretofore been amended or assigned by instruments dated; February 23, 1994, February 28, 1996 and August 16, 1996 (collectively, the "Lease").


*NOTE: The parties herby acknowledge and agree that the rentable area of the premises is 25,250 square feet, 6,937 RSF located on the 21st, 16,421 RSF located on the 22nd floor 1,892 RSF located on the 30TH floor, and the rentable area of the Property is 677,949 square feet.

B. THE LEASE BY ITS TERMS SHALL EXPIRE ON JUNE 30, 1999 ("Prior Expiration Date") and the parties desire to extend the Lease, all on the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual terms and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

     1. EXTENSION. The term of the lease is herby extended from the prior expiration date so as to expire on June 30, 2004, (which extended period shall be referred to herein as the "Extended Term" and which extended expiration date shall be referred to herein as the "Extended Expiration Date"), unless sooner terminated in accordance with its terms.

     2. BASE OR MINIMUM RENT. All erms and conditions contained in the lease shall continue to apply with full force and effect during the aformentioned extended term, except as amended herin and except that the base or minium monthly rent shall be increased to the monthly ammount of $62,073.00.


     3. RENT ADJUSTMENT. It is understood and agreed that any terms and provisions in the Lease concerning rent adjustments shall remain in full force and effect, including without limitation any provisions relating to increases or escalations based on increases in any consumer or wholesale price index, or similar index ("CPI"), real estate taxes, utility or other charges, or operating expenses, except that:

     (A)  The base year or stop level for operating expenses shall be 1999 .
          ------------------------------------------------------------

     (B)  The base year or stop level for real estate taxes shall be 1999 .
          --------------------------------------------------------------------

     (C)  The base date for CPI increases shall be N/A .

     Under no circumstances shall Tenant be entitled to any free rent period, construction allowance, tenant improvements or other work to the Premises, or any other such economic incentives that may have been provided to Tenant in connection with entering the Lease.

     4. CANCELLATION OPTION. Tenant shall have the one time right to cancel this Lease, effective December 31, 2001, by sending Landlord at least six (6) months advance written notice accompanied by a certified or cashier's check in the amount of $372,438.00.

     5. NONRECOURSE TO LANDLORD. Any alleged liability of Landlord or of Landlord's trustees, beneficiaries, shareholders, officers, directors, employees, agents, advisors, or consultants (collectively the "Alleged Responsible Parties") to Tenant or to Tenant's partners, employees, agents, guests or invitees or to any other person or entity claiming by, through or under Tenant (collectively the "Claimants") on account of any alleged loss, harm, claim or demand, including without limitation any of such related to attorneys' fees, court costs or to claims or demands of indemnification, which is related to, arises out of, or is in connection with this Lease or any of its Riders, Agreements, Exhibits or other addenda (the "Claims"), shall be limited to the interest of Landlord in the Building and the rental proceeds thereof. Claimants agree to look solely to Landlord's interest and the rental proceeds thereof for the recovery or satisfaction of any judgment obtained against the Alleged Responsible Parties and the Alleged Responsible Parties shall not be personally liable on such judgment and Claimants shall have no recourse personally against any of them. The limitations of liability contained in this paragraph shall apply equally to all present and future Alleged Responsible Parties and to its and their heirs, successors, transferees and assigns. Under no circumstances, including without limitation circumstances of gross negligence, willful misconduct, fraud or any other act or omission to act will any Alleged Responsible Parties be personally liable to Claimants for Claims.

     6. INSURANCE, SUBROGATION, AND WAIVER OF CLAIMS. Tenant shall maintain during the Term comprehensive (or commercial) general liability insurance including premises operations, products/completed operations and contractual liability coverage with limits of not less than $3,000,000 combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence. Tenant shall also maintain during the Term worker compensation/Employers liability insurance as required by statute, and primary, noncontributory, "all-risk" property damage insurance covering Tenant's improvements, personal property, business records, fixtures and equipment, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, explosion, business interruption, Boiler and machinery and other insurable risks in amounts not less than the full insurable replacement value of such property and full insurable value of such other interest of Tenant (subject to $1,000.00 maximum deductible). Landlord shall, as part of Operating Expenses, maintain during the Term comprehensive (or commercial) general liability insurance, with limits of not less than $1,000,000 combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence. Landlord shall also, as part of Operating Expenses, maintain during the Term worker compensation insurance as required by statute, and primary, non-contributory, extended coverage or "all-risk" property damage insurance, in an amount equal to at least ninety percent (90%) of the full insurable replacement value of the Property (exclusive of the costs of excavation, foundations and footings, and such risks required to be covered by Tenant's insurance, and subject to reasonable deductible amounts), or such other amount necessary to prevent Landlord from being a co-insured, and such other coverage as Landlord shall deem appropriate or that may be required by any Holder (as defined in Article 25).

Tenant shall provide Landlord with certificates evidencing such coverage (and, with respect to liability coverage, showing Landlord, Jones Lang Wootton Realty Advisors and property manager as additional insureds) prior to the Commencement Date, which shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days' prior written notice to Landlord, and shall provide renewal certificates to Landlord at least thirty (30) days prior to expiration of such policies. Landlord may periodically, but not more often than every five years, require that Tenant reasonably increase the aforementioned coverage. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. Any insurance policies hereunder may be "blanket policies". All insurance required hereunder shall be provided by responsible insurers and Tenant's insurer shall be reasonably acceptable to Landlord and have a minimum Best's rating of A-V.I. By this Article, Landlord and Tenant intend that their respective property loss risks shall be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right of the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor. Furthermore, if Tenant hires a contractor or subcontractor said contractors' general liability insurance will name Landlord, Jones Lang Wootton Realty Advisors and property manager as additional insureds.

     7. PARKING AGREEMENT. See attached Parking Agreement for additional Lease provisions.

     8. Extension Fee: Landlord will provide to National Securities Corporation, at its sole expense an extension fee equal to $44,187.50, to be paid upon lease execution.

     9. NONDISCLOSURE. We are submitting this Lease Extension Agreement on the condition that Tenant not discuss any of the matters set forth in the Lease Extension and Amendment Agreement or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written approval of Landlord.

     10. WHOLE AGREEMENT. This Agreement sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. As extended and amended herein, the Lease between the parties shall remain in full force and effect. In case of any inconsistency between the provisions of the Lease and this Agreement, the latter provisions shall govern and control. Under no circumstances shall this Agreement be deemed to grant any right to Tenant to further extend the Lease, and any options to extend or renew contained in the Lease are hereby deleted.

     11. NO OFFER. This Agreement shall not be binding until executed and delivered by both parties.

Note: The following are attached hereto and made a part of this Extension Agreement dated July 3, 1999: Parking Agreement and Storage Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              LANDLORD:         SEAFO, INC.

                                                a Delaware corporation

                                                BY:

                                                ITS:

                              TENANT:           NATIONAL SECURITIES CORPORATION

                                                a Washington corporation

                                                BY:

                                                ITS:

                                                      LANDLORD ACKNOWLEDGMENT

STATE OF NEW YORK                           }
                                    }ss.:

COUNTY OF KINGS                             }

         I certify that I know or have satisfactory evidence that __________________________________ is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the _______________________________ of Seafo,
         Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument. Dated: ____________________

                                   -----------------------------------------
                               Notary Public in and for the State of New York

(seal or stamp)

Name Printed:                                       __________________________

My commission expires:                              ___________________

                                                       TENANT ACKNOWLEDGMENTS

                                                             INDIVIDUAL

STATE OF:                           }
                                    }  ss.:

COUNTY OF:                                  }

         I, the undersigned, as Notary Public in and for the County and State aforesaid, do hereby certify that _____________________________, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that (he/she) signed the said instrument as his/her free and voluntary act, for the uses and purposes therein set forth. GIVEN under my hand and official seal this _____ day of ________________, 19____.

                                      -----------------------------------------
                                                      Notary Public

Name Printed:                                 __________________________

My commission expires:                        ___________________

                                                            CORPORATION

STATE OF:                           }
                                    }  ss.:

COUNTY OF:                                  }

          On this the ______ day of _______________, 19____, before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared ______________________________________ known to me to be the
          __________________________                                          of
          ___________________________________________,  one of the  corporations described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do (he/she) executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer, as his/her free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth. IN WITNESS WHEREOF, I hereunto set my hand and official seal. ----------------------------------------- Notary Public

Name Printed:                                       __________________________

My commission expires:                              ___________________